Exhibit 99.1

   R.H. Donnelley Appoints Peter J. McDonald President and Chief
                           Operating Officer

    CARY, N.C.--(BUSINESS WIRE)--Oct. 27, 2004--R.H. Donnelley Corporation (NYSE:RHD), a leading publisher of print and online yellow and white page directories, today announced that Peter J. McDonald has been promoted to President and Chief Operating Officer effective immediately. In this role, McDonald will assume responsibility for all sales, marketing and publishing activities associated with both the Sprint Yellow Pages(R)-branded products and the recently acquired SBC(R) Yellow Pages-branded products in Illinois and NW Indiana.
    McDonald previously served as Senior Vice President of RHD and President of Donnelley Media, the division of the Company associated with the Sprint Yellow Pages-branded directories business, since September 2002. Prior to joining R.H. Donnelley, McDonald served as President of SBC Directory Operations, where he led a $4.5 billion yellow pages business for SBC Communications Inc.'s (NYSE:SBC) Southwestern Bell, Pacific Bell, Ameritech, and SNET units. Prior to that, he served as President of Ameritech Publishing's Yellow Pages business.
    "I am delighted to have Peter in this critical role," said David
C. Swanson, Chairman and CEO of Donnelley. "He is renowned in the industry as an outstanding executive leader and team builder. This organizational change is the next logical step following our recent SBC Yellow Pages transaction as we are now able to organize the separate operations of both the Sprint Yellow Pages and SBC Yellow Pages operations under one umbrella. The recent SBC transaction completed RHD's transformation to an owner-operated, fully integrated publisher of print and online yellow pages from a sales agent and pre-press publishing vendor - a transformation that began with the acquisition of Sprint Corporation's directory business in January 2003.
    McDonald said, "I appreciate the opportunity to further contribute to the growth of this outstanding organization as President and COO. R.H. Donnelley is a great company in an exciting industry and I'm looking forward to an exhilarating future."

    About R.H. Donnelley

    RHD publishes 389 directories, with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes 260 directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes 129 directories under the SBC(R) Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. RHD also sells local advertising in Illinois and Northwest Indiana onto SBC's www.SMARTpages.com. For more information, please visit R.H. Donnelley at www.rhd.com.

    Safe Harbor Provision

    Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption "Outlook" are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media;
(5) our ability to successfully integrate the business recently acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.

    CONTACT: R.H. Donnelley Corporation
             James M. Gruskin, 800-497-6329